Exhibit 5.1


     Alcon, Inc.
     Bosch 69
     CH-6331 Hunenberg



     October 25, 2002 LAC | DUA
     305306 | LAC | 000033.doc



     ALCON, INC.
     REGISTRATION STATEMENT ON FORM S-8
     EXHIBIT 5 OPINION

     Ladies and Gentlemen:

     We have been retained as special Swiss counsel to Nestle S.A., the majority shareholder of Alcon, Inc., a corporation incorporated under the laws of Switzerland (ALCON), and, for purposes of this opinion, by Alcon, in connection with the registration statement on Form S-8, to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof (the REGISTRATION STATEMENT) under the United States Securities Act of 1933, as amended (the ACT), with respect to the issuance of up to USD 20,000,000 deferred compensation obligations of the Company (the DEFERRED COMPENSATION OBLIGATIONS) and up to 3,000,000 common shares, par value CHF 0.20 per share (the COMMON SHARES) of Alcon pursuant to the Alcon Executive Deferred Compensation Plan (the PLAN).

1.   DOCUMENTS REVIEWED

     In connection with this opinion, we have reviewed the following documents:


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     (i)   a fax copy of the articles of association of Alcon, dated
           July 23, 2002;

     (ii) an unsigned copy of the organizational regulations of Alcon, dated October 10, 2002;

     (iii) a copy of a circular board resolution of Alcon, dated
           August 26, 2002, regarding the Deferred Compensation
           Obligations;

     (iv)  a draft of the Registration Statement; and

     (v) a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland, dated October 18, 2002, relating to Alcon.

     No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

2.   ASSUMPTIONS

     In rendering the opinion below, we have assumed the following:

     (a) the filing of the registration statement with the United States Securities and Exchange Commission has been authorized by all necessary actions under all applicable laws other than Swiss law;

     (b) the offering of the Common Shares has been conducted in the manner described in the Registration Statement;

     (c) all representations and warranties made by any parties in any agreement governing the offering of Common Shares were true and accurate as of the dates they were made or deemed to be repeated; and

     (d) all documents purporting to be copies of originals are complete and conform to the originals.


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3.   OPINION

     Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinions:

     1. Alcon has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     2. The Deferred Compensation Obligations have been duly authorized by Alcon.

     3. The Common Shares have been authorized and, when issued in accordance with the terms of the Plan, the articles of incorporation of Alcon and Swiss law, will, pursuant to Swiss law, be validly issued as fully paid and non-assessable.

     4. If the issuance of Common Shares is conducted in accordance with the terms of the Plan, the articles of incorporation of Alcon and Swiss law, the holders of outstanding Common Shares of Alcon are not and will not be entitled to pre-emptive or other rights to acquire the Common Shares being issued pursuant to the Plan.

4.   QUALIFICATIONS

     The above opinion is subject to the following qualifications:

     (x) we are admitted to the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction.

     (y) This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change.


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     (z)   We express no opinion on the correctness or completeness of the
           Registration Statement.

                                     * * *

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

     This opinion shall be governed by and construed in accordance with the laws of Switzerland.



     Very sincerely yours,
     HOMBURGER RECHTSANWALTE



     /s/ Claude Lambert

     Dr. Claude Lambert